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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 1999


                           SCOTSMAN INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                           1-10182                       36-3635892
(State or other jurisdiction   (Commission File Number)           (IRS Employer
 of incorporation)                Identification No.)


820 Forest Edge Drive, Vernon Hills, Illinois                      60061
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (847) 215-4500

                                       N/A
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         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

         Welbilt Corporation, a Delaware corporation ("Welbilt"), Berisford Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Welbilt ("Sub"), and Scotsman Industries, Inc., a Delaware corporation ("Scotsman"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 1, 1999, providing for the acquisition of Scotsman by Welbilt. Welbilt is a wholly-owned subsidiary of Berisford plc, a corporation organized under the laws of England ("Berisford"). The Merger Agreement is filed as an Exhibit hereto and is incorporated by reference herein.

         Pursuant to the Merger Agreement, Welbilt has agreed, subject to the terms and conditions contained therein, to commence a cash tender offer (the "Offer") to purchase all outstanding shares of Common Stock, $.10 par value per share (the "Shares"), of Scotsman at a price of $33.00 per share, net to the seller in cash. The consummation of the Offer will be conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by Welbilt or Sub, would constitute at least a majority of the outstanding Shares on a fully diluted basis (the "Minimum Condition"), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of the Shares pursuant to the Offer and (iii) the approval of the acquisition of Scotsman by the shareholders of Berisford.

         The Merger Agreement provides that, following the consummation of the Offer, Sub will be merged (the "Merger") with and into Scotsman, subject to the approval of the holders of Shares (if required by applicable law) and certain other conditions. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares owned by Scotsman, any subsidiary of Scotsman, Welbilt, Sub, any other subsidiary of Welbilt or Sub (other than shares owned by an employee benefit plan of Scotsman, Welbilt, Sub or any subsidiary of Scotsman, Welbilt or Sub) or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware with respect to their Shares) will be converted into the right to receive $33.00 per Share (or any higher price paid per Share in the Offer), net to the record holder thereof, in cash.

         A copy of the joint press release of Scotsman and Berisford is filed as an exhibit hereto and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         1. Agreement and Plan of Merger dated as of July 1, 1999 among Welbilt Corporation, Berisford Acquisition Corporation and Scotsman Industries, Inc.

         2. Joint Press Release of Scotsman Industries, Inc. and Berisford plc issued on July 2, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SCOTSMAN INDUSTRIES, INC.



Date: July 2, 1999                      By: /s/ Donald D. Holmes
                                           ---------------------------------
                                           Name:  Donald D. Holmes
                                           Title: Vice President-Finance and
                                                  Secretary




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INDEX OF EXHIBITS FILED HEREWITH

1. Agreement and Plan of Merger dated as of July 1, 1999 among Welbilt Corporation, Berisford Acquisition Corporation and Scotsman Industries, Inc.

2. Joint Press Release of Scotsman Industries, Inc. and Berisford plc issued on July 2, 1999.